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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3, relating to 589,792 shares of common stock of Summit Properties Inc., of our report dated January 24, 1997 appearing in the Annual Report on Form 10-K of Summit Properties Inc. and our report dated March 24, 1997 appearing in the Annual Report on Form 11-K of the Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Charlotte, North Carolina

April 4, 1997